SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2006

EQUITEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

________________________________________
(Former name or former address, if changed since last report.)

Item 1.01 Entry Into A Material Definitive Agreement.

Effective May 10, 2006, Equitex, Inc. (“Equitex” or the “Company”) entered into a Settlement Agreement with FastFunds Financial Corporation, a Nevada corporation and majority owned subsidiary of the Company, and the holders of certain promissory notes issued by FastFunds Financial Corporation and dated as of April 14, 2004. Under the Settlement Agreement, the noteholders agreed to receive an aggregate of 180,000 shares of Equitex common stock in lieu of payment of certain amounts of principal and interest under the promissory notes. All parties to the Settlement Agreement granted the others general releases from claims, with certain limited exceptions.
In connection with the Settlement Agreement, Equitex also entered into a Stock Sale and Lock Up Agreement, Registration Agreement and an Escrow Agreement with the recipients of Equitex common stock under the Settlement Agreement. Under the Stock Sale and Lock Up Agreement, the recipients of Equitex common stock agreed to limit sales of their shares for a three-month period after May 10, 2006. Specifically, each noteholder and recipient of Equitex common stock under the Settlement Agreement agreed to sell no more than one-third of his, her or its shares every 30 days after May 10, 2006.

Under the Registration Agreement, Equitex agreed to prepare and file a registration statement covering the resale of the shares of common stock issued to the noteholders, and use its best efforts to cause the same to be declared effective on or prior to June 26, 2006. In the event the Company fails to file the registration statement on or prior to May 15, 2006, or fails to obtain effectiveness on or prior to June 26, 2006, the Company may incur per-day penalties equal to two percent, three percent, and four percent of one-thirtieth of the aggregate principal amount of that portion of the promissory notes converted into Equitex common stock, for the respective first, second and third 30-day periods of any such failure.

Under the Escrow Agreement, a third party has agreed to hold the certificates representing the issued stock until such time as the shares are eligible for distribution under the Settlement Agreement and Stock Sale and Lock Up Agreement.

Equitex offered and sold the shares of common stock under the Settlement Agreement in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, based on the fact that there were a limited number of investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and all such investors are “accredited investors” as defined in rules promulgated under the Securities Act. Such shares of common stock may not be resold in of the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c under the Securities Act.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1
Settlement Agreement by and among Equitex, Inc., FastFunds Financial Corporation and the following holders of certain notes: MBC Global, LLC, an Illinois limited liability company, Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker, John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck dated May 10, 2006. (Filed herewith)

10.2
Registration Agreement between Equitex, Inc. and MBC Global, LLC, an Illinois limited liability company, Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck dated May 10, 2006. (Filed herewith)

10.3
Stock Sale and Lock-up Agreement between Equitex, Inc. and MBC Global, LLC, an Illinois limited liability company (“MBC”), Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck dated May 10, 2006. (Filed herewith)

10.4
Escrow Agreement by and among Equitex, Inc., FastFunds Financial and MBC Global, LLC, an Illinois limited liability company (“MBC”), Corporate Capital, Inc. a Minnesota corporation, Carolyn Companies, a Colorado corporation, Moore Investments, Inc., an Illinois corporation, Paul A. Moore, Kathy Moore, Kevin F. Flynn, as Trustee of the Kevin F. Flynn June 1992 Non-Exempt Trust, European American Perinvest Group Bermuda., a British Virgin Island corporation, Fritz Voelker John Eric Landry, Colin P. Markey, Sherie Swiontek, Mark Savage and Daniel Ryweck and Baum and Gustafson, P.C. dated May 10, 2006. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.
Date: May 16, 2006	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary